UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported) March 31, 2005 (March 29, 2005)

Cendant Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number)
9 West 57th Street New York, NY (Address of principal executive office)		10019 (Zip Code)

Registrant's telephone number, including area code  (212) 413-1800

None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Commercial Paper Program

On March 30, 2005, we entered into dealer agreements (the "Dealer Agreements") with each of Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. (collectively, the "Dealers") and an Issuing and Paying Agency Agreement (the "Agency Agreement") with JPMorgan Chase Bank, N.A. relating to a $1,000,000,000 commercial paper program (the "CP Program"). Proceeds from issuances under the CP Program are anticipated to be used for general corporate purposes, including acquisitions.

The Dealer Agreements provide the terms under which the Dealers will either purchase from us or arrange for the sale by us of unsecured commercial paper notes (“Notes”) on an uncommitted basis.  The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. The maturities of the Notes will not exceed 365 days from date of issue and the aggregate principal amount of outstanding Notes will not exceed $1,000,000,000. The Notes will not be redeemable prior to maturity and will not be subject to voluntary prepayment. The Notes will be issued, at our option, either at a discounted price to their principal face value or will bear interest. The discounted price or interest rate will vary based on market conditions and the ratings assigned to the CP Program by credit rating agencies at the time of issuance of the Notes.  The Notes will be issued pursuant to a private placement exemption from federal and state securities laws.  The Agency Agreement provides for the issuance and payment of the Notes and contains customary representations, warranties, covenants and indemnification provisions. The Notes will be our direct financial obligation upon their issuance. As of the date hereof, we have not issued any Notes.

The Dealers, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

The description above is a summary of the Dealer Agreements and the Agency Agreement and is qualified in its entirety by the Dealer Agreements and the Agency Agreement which are attached hereto as Exhibits 10.1(a), (b) and (c), and Exhibit 10.2, respectively, and are incorporated by reference herein.

Asset-Backed Note Issuance

On March 29, 2005, our Cendant Rental Car Funding (AESOP) LLC subsidiary refinanced its existing $250,000,000 of Series 2004-1 Notes with $475,000,000 of new Series 2004-1 Notes in two classes: $175,000,000 aggregate principal amount of Series 2004-1 Floating Rate Rental Car Asset Backed Notes, Class A-1 due 2008, and $300,000,000 aggregate principal amount of Series 2004-1 Floating Rate Rental Car Asset Backed Notes, Class A-2 due 2008 (collectively, the “New Series 2004-1 Notes”). The New Series 2004-1 Notes are secured primarily by finance leases and the related vehicles. The New Series 2004-1 Notes will bear interest at a rate of LIBOR plus a margin of 0.75%.  In the event that the ratings assigned to Cendant's long term unsecured debt obligations by credit rating agencies are downgraded, the margin over LIBOR would become 0.875%, 1.00% and 1.625% for each successive downgrade.   A copy of the Amended and Restated Indenture Supplement related to the refinancing is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Certain of the purchasers that are parties to the Indenture Supplement, the administrative agent and the trustee, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)  Exhibits

10.1(a)	Commercial Paper Dealer agreement between Cendant Corporation, as Issuer and Banc of America Securities LLC, as Dealer, dated as of March 30, 2005.
10.1(b)	Commercial Paper Dealer agreement between Cendant Corporation, as Issuer and Citigroup Global Markets Inc., as Dealer, dated as of March 30, 2005.
10.1(c)	Commercial Paper Dealer agreement between Cendant Corporation, as Issuer and J.P. Morgan Securities Inc., as Dealer, dated as of March 30, 2005.
10.2	Issuing and Paying Agency Agreement dated March 30, 2005.
10.3
Amended and Restated Series 2004-1 Supplement dated as of March 29, 2005 to Second Amended and Restated Base Indenture dated as of June 3, 2004 among Cendant Rental Car Funding (AESOP) LLC, as Issuer, Cendant Car Rental Group, Inc., as Administrator, Mizuho Corporate Bank, Ltd., as Administrative Agent, Bayerische Landesbank New York Branch, as Syndication Agent, Calyon Cayman Islands Branch, as Documentation Agent, Certain Financial Institutions, as Purchasers and The Bank of New York, as Trustee and Series 2004-1 Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
By:	/s/ Eric J. Bock
Eric J. Bock Executive Vice President, Law and Corporate Secretary

Date: March 31, 2005

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated March 31, 2005 (March 29, 2005)

EXHIBIT INDEX

Exhibit No.	Description
10.1(a)	Commercial Paper Dealer agreement between Cendant Corporation, as Issuer and Banc of America Securities LLC, as Dealer, dated as of March 30, 2005.
10.1(b)	Commercial Paper Dealer agreement between Cendant Corporation, as Issuer and Citigroup Global Markets Inc., as Dealer, dated as of March 30, 2005.
10.1(c)	Commercial Paper Dealer agreement between Cendant Corporation, as Issuer and J.P. Morgan Securities Inc., as Dealer, dated as of March 30, 2005.
10.2	Issuing and Paying Agency Agreement dated March 30, 2005.
10.3
Amended and Restated Series 2004-1 Supplement dated as of March 29, 2005 to Second Amended and Restated Base Indenture dated as of June 3, 2004 among Cendant Rental Car Funding (AESOP) LLC, as Issuer, Cendant Car Rental Group, Inc., as Administrator, Mizuho Corporate Bank, Ltd., as Administrative Agent, Bayerische Landesbank New York Branch, as Syndication Agent, Calyon Cayman Islands Branch, as Documentation Agent, Certain Financial Institutions, as Purchasers and The Bank of New York, as Trustee and Series 2004-1 Agent.